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                                                                    Exhibit 10.2

                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER ("Agreement"), dated as of July 13, 1999, by and among ServiceWare, Inc., a Pennsylvania corporation ("ServiceWare"), Molloy Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of ServiceWare ("Sub"), and Molloy Group, Inc., a Delaware corporation ("Molloy").

         WHEREAS, the Boards of Directors of ServiceWare, Sub and Molloy deem it advisable and in the best interests of each corporation and its respective stockholders that ServiceWare and Molloy combine in order to advance the long-term business interests of ServiceWare and Molloy;

         WHEREAS, the strategic combination of ServiceWare and Molloy shall be effected by the terms of this Agreement through a transaction in which Sub will merge with and into Molloy, Molloy will become a wholly owned subsidiary of ServiceWare and the stockholders of Molloy will become shareholders of ServiceWare (the "Merger");

         WHEREAS, Bruce Molloy, Unterberg Harris Private Equity Partners, LP, Unterberg Harris and C.E. Unterberg Towbin, LP (the "Molloy Principal Stockholders") hold shares of the capital stock of Molloy representing, in the aggregate, approximately 76% of the voting power of all issued and outstanding capital stock of Molloy;

         WHEREAS, the Molloy Principal Stockholders have agreed, pursuant to a letter agreement in substantially the form of Exhibit A-l attached hereto (the "Molloy Principal Stockholder Agreements") to vote all the shares of capital stock of Molloy beneficially owned by them in favor of the matters included as part of the Molloy Stockholder Approval (as defined in Section 7.01 (a)) and to be bound by the provisions of Sections 6.01(a) and 8.03 hereof;

         WHEREAS, Jeff Pepper, Rajiv Enand, Poly Ventures II, L.P., Geocapital III, L.P. and Norwest Equity Partners V (the "ServiceWare Principal Shareholders") hold shares of capital stock of ServiceWare, representing, in the aggregate, approximately 97% of the voting power of all issued and outstanding capital stock of ServiceWare;

         WHEREAS, the ServiceWare Principal Shareholders have agreed, pursuant to a letter agreement in substantially the form of Exhibit A-2 attached hereto (the "ServiceWare Principal Shareholder Agreements") to vote all the shares of capital stock of ServiceWare beneficially owned by them in favor of the matters included as part of the ServiceWare Shareholder Approval (as defined in Section
7.01 (a)) and to be bound by the provisions of Section 6.01(b) hereof;

         WHEREAS, immediately prior to the Merger, the Articles of Incorporation of ServiceWare shall be amended and restated as set forth in Exhibit B attached hereto (the "ServiceWare Articles");
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         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

         Section 1.01 Effective Time of the Merger. Subject to the provisions of this Agreement, a certificate of merger (the "Certificate of Merger") in such form as is required by the relevant provisions of the Delaware General Corporation Law ("DGCL") shall be duly prepared, executed and acknowledged by the Continuing Corporation (as defined in Section 1.03) and thereafter delivered to the Secretary of State of the State of Delaware, for filing, as provided in the DGCL, as soon as practicable on or after the Closing Date (as defined in Section 1.02). The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such time thereafter as is provided in the Certificate of Merger (the "Effective Time").

         Section 1.02 Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m., prevailing time, on a date (the "Closing Date") to be specified by ServiceWare and Molloy, which shall be no later than the second business day after satisfaction or waiver of the latest to occur of the conditions set forth in Article VII (other than those conditions that, by their terms, cannot be satisfied until the Closing Date), at the offices of Morgan, Lewis & Bockius, LLP, One Oxford Centre, 32nd floor, Pittsburgh, PA 15219, or at such other place as ServiceWare and Molloy may agree.

         Section 1.03 Effects of the Merger.

         (a) At the Effective Time (i) the separate existence of Sub shall cease and Sub shall be merged with and into Molloy (Sub and Molloy are sometimes referred to below as the "Constituent Corporations" and Molloy is sometimes referred to below as the "Continuing Corporation"), (ii) the Certificate of Incorporation of Sub in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Continuing Corporation, and (iii) the Bylaws of Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Continuing Corporation.

         (b) At and after the Effective Time, the Continuing Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all and singular rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well as all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Continuing Corporation, and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Continuing Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise, in either of the Constituent Corporations, shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of either of the

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Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thereafter attach to the Continuing Corporation, and may be enforced against it to the same extent as if such debts and liabilities had been incurred by it.


                                   ARTICLE II

                            CONVERSION OF SECURITIES

         Section 2.01 Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of Molloy or Sub:

         (a) Capital Stock of Sub. Each issued and outstanding share of the capital stock of Sub shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Continuing Corporation.

         (b) Cancellation of Treasury Stock. All shares of common stock, par value $.0001 per share of Molloy ("Molloy Common Stock"), if any, that are owned by Molloy as treasury stock shall be canceled and retired and shall cease to exist, and no stock of ServiceWare or other consideration shall be delivered in exchange therefor.

         (c) Exchange of Molloy Common Stock. At the Effective Time, except as provided in Section 2.01(j), each issued and outstanding share of Molloy Common Stock (other than shares to be canceled in accordance with Section 2.01(b)) shall be converted into the right to receive 0.3330 (the "Conversion Number") fully paid and nonassessable shares of common stock, no par value, of ServiceWare ("ServiceWare Common Stock"). All such shares of Molloy Common Stock, when so converted at the Effective Time, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of ServiceWare Common Stock to be issued in consideration therefor upon the surrender of such certificate to ServiceWare in accordance with Section 2.02.

         (d) Exchange of Molloy Preferred Stock. At the Effective Time, except as provided in Section 2.01(j), (i) each issued and outstanding share of Series A Non-Cumulative Convertible Preferred Stock of Molloy ("Molloy Series A Preferred Stock") shall be converted into the right to receive 0.3796 fully paid and nonassessable shares of Series E Convertible Preferred Stock, par value $1.00 per share of ServiceWare as set forth in the ServiceWare Articles ("ServiceWare Series E Preferred Stock"), and (ii) each issued and outstanding share of Series B Non-Cumulative Convertible Preferred Stock of Molloy ("Molloy Series B Preferred Stock" and, together with the Molloy Series A Preferred Stock, the "Molloy Preferred Stock") shall be converted into the right to receive 12.9042 fully paid and nonassessable shares of Series E Convertible Preferred Stock. All such shares of Molloy Preferred Stock, when so converted at the Effective Time, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto,

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except the right to receive the shares of ServiceWare Series E Preferred Stock to be issued in consideration therefor upon the surrender of such certificate to ServiceWare in accordance with Section 2.02.

         (e) Warrants to Purchase Molloy Common Stock. At the Effective Time, except as provided in Section 2.01(j), each then outstanding warrant to purchase one share of Molloy Common Stock (the "Molloy Common Stock Warrants") shall be exchanged for a warrant to purchase a number of shares of ServiceWare Common Stock equal to the Conversion Number (the "ServiceWare Common Stock Warrants") at an exercise price equal to the exercise price of such Molloy Common Stock Warrant divided by the Conversion Number. All such Molloy Common Stock Warrants, when so exchanged at the Effective Time, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a Molloy Common Stock Warrant shall cease to have any rights with respect thereto, except the right to receive the ServiceWare Common Stock Warrants to be issued in consideration therefor upon the surrender of such Molloy Common Stock Warrants to ServiceWare in accordance with Section 2.02.

         (f) Molloy Stock Options. At the Effective Time, all then outstanding options to purchase Molloy Common Stock under the Molloy Group Inc. 1996 Stock Plan (the "Molloy Option Plan") shall be assumed by ServiceWare in accordance with Section 6.07.

         (g) Exchange of Warrants and Notes. At the Effective Time, except as provided in Section 2.01(j), each $1,000 in outstanding principal amount plus accrued and unpaid interest of subordinated promissory notes (each, a "November Note") issued pursuant to the Note and Preferred Stock Warrant Purchase Agreement dated as of November 30, 1998 among Molloy and certain purchasers and the related warrant to purchase 1,250 shares of Molloy's Series C Non-Cumulative Convertible Preferred Stock (each, a "Molloy Preferred Stock Warrant" and, together with the related November Note, a "Unit") shall be exchanged for
416.2613 fully paid and nonassessable shares of Series E Convertible Preferred Stock. All such Units, when so converted at the Effective Time, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a Unit shall cease to have any rights with respect thereto, except the right to receive the shares of ServiceWare Series E Preferred Stock to be issued in consideration therefor upon the surrender of such Unit to ServiceWare in accordance with Section 2.02.

         (h) Notes. At the Effective Time, except as provided in Section 2.10(j), the notes issued by Molloy on June 1, 1999 in the aggregate principal amount of $500,000, the additional notes issued by Molloy on June 25, 1999 in the aggregate principal amount of $500,000 and the notes issued by Molloy on July 13, 1999 in the aggregate principal amount of $200,000 (collectively, the "Working Capital Notes") will be exchanged at the rate of 277.5075, 302.7355 and 302.7355, respectively, fully paid and nonassessable shares of Series E Convertible Preferred Stock for each $1,000 in outstanding principal amount plus accrued and unpaid interest thereon. All such Working Capital Notes, when so exchanged at the Effective Time, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a Working Capital Note shall cease to have any rights with respect thereto, except the right to receive the ServiceWare Series E Preferred Stock to be issued in consideration therefor upon the surrender of such Working Capital Notes to ServiceWare in accordance with Section 2.02.

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         (i)      Escrow of Shares

                  (i) Escrow of Shares. Notwithstanding anything to the contrary contained in this Article II, at the Effective Time, shares of Common Stock and Series E Preferred Stock representing, in the aggregate, two percent of the Fully Diluted Merger Consideration (as defined below) (the "Escrowed Shares") issuable to each person or entity holding Molloy Common Stock, Molloy Preferred Stock, Units and/or Working Capital Notes (each, an "Escrow Participant"), shall not be delivered by ServiceWare to such Escrow Participant upon surrender of its Molloy Common Stock, Molloy Preferred Stock, Units and/or Working Capital Notes and shall instead be deposited in escrow with an escrow agent selected by ServiceWare and reasonably satisfactory to Molloy (the "Escrow Agent"). ServiceWare shall deliver into escrow, on behalf of each Escrow Participant, certificates representing shares of ServiceWare Common Stock and ServiceWare Series E Preferred Stock (rounded to the nearest whole share) in the proportion that the Fully Diluted Merger Consideration issuable to such Escrow Participant bears to the Fully Diluted Merger Consideration issuable to all Escrow Participants (in each case without giving effect the escrow of shares pursuant to this Section 2.01 (i)). Each certificate for Escrowed Shares shall be registered in the name of the appropriate Escrow Participant. As a condition to its receipt of merger consideration hereunder, each Escrow Participant shall execute a stock power in blank with respect to each certificate for Escrowed Shares and shall deliver such stock power to ServiceWare. ServiceWare shall deliver to the Escrow Agent (A) two share certificates, together with signed stock powers, with respect to the ServiceWare Common Stock deposited in escrow on behalf of each Escrow Participant that will receive ServiceWare Common Stock in the Merger, each representing one-half of such Escrow Participant's Escrowed Shares of ServiceWare Common Stock and (B) two share certificates, together with signed stock powers, with respect to the ServiceWare Series E Preferred Stock deposited in escrow on behalf of each Escrow Participant that will receive ServiceWare Series E Preferred Stock in the Merger, each representing one-half of such Escrow Participant's Escrowed Shares of ServiceWare Series E Preferred Stock. The Escrow Agent shall hold such certificates until it it is required to deliver them pursuant to Section 2.01(i)(iii).

                  (ii) Delivery of Shares. In the event that the Combined Company (as defined below) shall, from July 1, 1999 through December 31, 1999, receive orders or binding commitments from the prospective customers of Molloy listed on Schedule 1 attached hereto ("Bookings"):

                           (A) in an aggregate amount equal to less than $6
million, the Escrowed Shares and related stock powers shall be delivered to ServiceWare and canceled;

                           (B) in an aggregate amount equal to at least $6
million but less than $7.5 million, one-half of the number of the Escrowed Shares deposited in escrow on behalf of each Escrow Participant (rounded to the nearest whole share) and related stock powers shall be delivered to such Escrow Participant, and the remaining Escrowed Shares and related stock powers shall be delivered to the Company and canceled; or

                           (C) in an aggregate amount equal to $7.5 million or
more, all the Escrowed Shares and related stock powers deposited in escrow on behalf of each Escrow Participant shall be delivered to such Escrow Participant.

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         (iii) Procedures. Promptly following the end of the calendar year ending December 31, 1999 (but in any event no later than March 31, 1999), ServiceWare shall determine the amount of Bookings. Upon making such determination, ServiceWare shall deliver to the Escrow Agent and the Representative a certificate of ServiceWare's Chief Executive Officer (an "Officer's Certificate") (A) certifying (I) the amount of Bookings and (II) if the Officer's Certificate indicates that amount of the Bookings is less than $7.5 million reasonably detailed back-up information as to the Bookings received (by customer and amount) and (B) directing the Escrow Agent to deliver the Escrowed Shares in accordance with the appropriate provision of Section 2.01(i)(ii), unless the Escrow Agent receives a timely Participant Request (as defined below). If the Officer's Certificate indicates that the amount of the Bookings is less than $7.5 million, no later than ten days following delivery of the Officer's Certificate, the Representative may request (a "Participant Request") a review by ServiceWare's independent certified public accountants (the "Accountants") of the Bookings. Upon such request, ServiceWare shall engage the Accountants to perform such review and shall use its best efforts to cause such Accountants to determine the amount of the Bookings in no more than 30 days from the date of the Participant Request. The Accountants shall deliver their preliminary report to ServiceWare and to the Representative, and shall entertain questions from such parties with respect to such report. The final determination of the Accountants shall be made no later than 30 days after delivery by the Accountants of their preliminary report. The final determination of the Accountants (the "Accountants' Determination"), which shall be delivered in writing to ServiceWare, the Representative and the Escrow Agent, shall state the amount of the Bookings and shall be final and binding on ServiceWare and the Escrow Participants. If the Accountants determine that the actual amount of the Bookings differs from the amount of Bookings as certified in the Officers' Certificate and, as a result of such difference, the Escrow Participants would have received fewer Escrowed Shares than they are entitled to, the cost of the review shall be borne by ServiceWare; otherwise, the cost of the review shall be borne by the Escrow Participants.

                  If the Escrow Agent does not receive a Participant Request within 10 days after the Escrow Agent receives the Officer's Certificate, the Escrow Agent shall deliver the Escrowed Shares and related stock powers in accordance with the directions set forth in the Officer's Certificate. If the Escrow Agent receives a Participant Request within 10 days after the Escrow Agent receives the Officer's Certificate, the Escrow Agent shall retain the Escrowed Shares and shall deliver them and the related stock powers only upon receipt of (i) joint instructions from ServiceWare and the Representative directing the Escrow Agent as to delivery of the Escrow Shares or (ii) receipt of the Accountants' Determination, in which event the Escrow Agent shall deliver the Escrowed Shares and related stock powers in accordance with the appropriate provision of Section 2.01(i)(ii), depending on the amount of the Bookings specified in the Accountants' Determination.

         (iv)     Definitions.

                  (A) "Fully Diluted Merger Consideration" means the aggregate number of shares of ServiceWare Common Stock (I) issuable on conversion of Molloy Common Stock, (II) issuable on exercise of ServiceWare Common Stock Warrants issuable in exchange for Molloy Common Stock Warrants, (III) issuable on conversion of ServiceWare Series E Preferred Stock and (IV) issuable on exercise of options to purchase Molloy Common Stock pursuant to Section 6.07.


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                  (B) "Combined Company" means ServiceWare, Inc. and Molloy
Group, Inc., on a pro forma combined basis as if the Merger had occurred on July 1, 1999.

         (v)      Escrow Agent.

                  (A) The Escrow Agent (I) shall have no duties or responsibilities except as expressly set forth in this Section 2.01(i), (II) shall not be responsible in its capacity as Escrow Agent for any recitals, statements, representations or warranties contained herein, or in any certificate or other document referred to herein, the validity, effectiveness or enforceability of this Agreement, or the failure of any party to perform any of its obligations hereunder, (III) shall not be required to initiate or conduct any litigation or collection proceedings and (IV) shall not be responsibility for any action taken or omitted to be taken hereunder except for its gross negligence or willful misconduct. The Escrow Agent may consult with legal counsel and other experts selected by it in its sole discretion at the expense of ServiceWare, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel or experts.

                  (B) The Escrow Agent shall be entitled to rely upon any certification, notice or other communication believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper person or entity and delivered in accordance with this Agreement. The Escrow Agent shall not be required to take any action which shall expose it to personal liability or which is contrary to this Agreement or applicable law.

                  (C) The Escrow Agent shall not be deemed to have knowledge or notice of the occurrence of any event unless it shall have received written notice thereof in accordance with this Agreement.

                  (D) ServiceWare hereby agrees to indemnify the Escrow Agent for any and all losses, liabilities, damages, deficiencies or expenses of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Escrow Agent in its capacity as such in any way relating to or arising out of this Agreement or the transactions contemplated hereby, including the enforcement of any of the terms hereof. Except as expressly required herein, the Escrow Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall receive further assurances to its reasonable satisfaction from ServiceWare of its indemnification obligations hereunder and against any and all losses, liabilities, damages, deficiencies or expenses that may be incurred by the Escrow Agent by reason of taking or continuing to take such action in accordance with the terms hereof.

                  (E) Any fees or other amounts due to the Escrow Agent in connection with its obligations hereunder shall be paid by ServiceWare.

         (j)      Adjustment of Conversion Number and Conversion Rates.

                  (1) In the event that, between the date of execution of this Agreement and the Closing, (i) ServiceWare issues or agrees to issue any equity security or security convertible into or exchangeable for any equity security resulting in a change in the number of shares of

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ServiceWare Common Stock on a fully diluted as-converted basis (other than (A)
pursuant to this Agreement, (B) the issuance of (1) warrants to PNC Bank, National Association ("PNC") pursuant to the Second Amendment to Amended and Restated Loan Agreement between ServiceWare and PNC (the "PNC Warrants") and (2) warrants exercisable for not more than 28,000 shares of ServiceWare Common Stock issuable pursuant to Convertible Demand Promissory Notes issued and to be issued by ServiceWare for working capital financing in May, June and July 1999, (such warrants in clauses (1) and (2) aggregating no more than 38,000 shares) and (C) in connection with the issuance of ServiceWare's Series D Convertible Preferred Stock and related warrants to purchase Common Stock in the ServiceWare Financing (as defined in Section 7.01(d)), (ii) subdivides (by any stock split, stock dividend or otherwise) its outstanding shares of any equity security into which any security of Molloy is to be converted or exchanged in the Merger into a larger number of shares or combines such securities into a smaller number of shares, then, in each such case, the Conversion Number and the rate of conversion of the Molloy Preferred Stock, Units and Working Capital Notes into securities of ServiceWare shall be appropriately adjusted.

                  (2) The Conversion Number and the number of shares of ServiceWare Series E Preferred Stock issuable in exchange for Molloy Preferred Stock, Units and Working Capital Notes have been determined on the basis of an allocation that takes account of accrued and unpaid interest on the November Notes and the Working Capital Notes through July 23, 1999. In the event that the Effective Time occurs prior to or after July 23, 1999, the Conversion Number and the number of shares of ServiceWare Series E Preferred Stock issuable in exchange for Molloy Preferred Stock, Units and Working Capital Notes will be appropriately adjusted to take account of the difference in the amount of accrued and unpaid interest on the November Notes and the Working Capital Notes.

                  (k) Allocation Schedule. Attached to this Agreement as Annex B is a schedule prepared by Molloy showing the allocation of the merger consideration under this Section 2.01 among the holders of securities of Molloy.

         Section 2.02      Exchange of Securities.

                  (a) Exchange Procedures. Upon surrender to ServiceWare of a certificate for Molloy Common Stock or Molloy Preferred Stock (a "Certificate") or of any of the Units or Working Capital Notes, together with a duly executed shareholder representation letter in substantially the form of Exhibit D attached hereto (a "Representation Letter"), subject to Section 2.01(i), the holder of such Certificate, Unit or Working Capital Note shall be entitled to receive in exchange therefor a certificate representing the number of shares of ServiceWare Common Stock or ServiceWare Series E Preferred Stock, as the case may be, which such holder has the right to receive in respect of such Certificate, Unit or Working Capital Note pursuant to the provisions of this
Article II. Any Certificate or Molloy Preferred Stock Warrant so surrendered shall forthwith be canceled, and any Working Capital Note or November Note so surrendered shall forthwith be marked paid. Upon surrender to ServiceWare of a Molloy Common Stock Warrant, together with a duly executed Representation Letter, the holder of such Molloy Common Stock Warrant shall be entitled to receive in exchange therefor a ServiceWare Common Stock Warrant exercisable for the number of shares of ServiceWare Common Stock to which such holder is entitled pursuant to the

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provisions of this Article II. Any Molloy Common Stock Warrant so surrendered shall forthwith be canceled. From and after the Effective Time, no interest will accrue or be payable on any amount payable upon surrender of a Certificate, a Molloy Common Stock Warrant, a Unit or a Working Capital Note. No ServiceWare Common Stock or ServiceWare Series E Preferred Stock will be issued to any person or entity other than the person or entity in whose name the Certificate, Unit or Working Capital Note surrendered for exchange is registered, and no ServiceWare Common Stock Warrant will be issued to any person or entity other than the person in whose name the Molloy Common Stock Warrant surrendered for exchanged is registered.

                  (b) Distributions with Respect to Unexchanged Shares; Voting Rights. Notwithstanding any other provision of this Agreement, no dividends or other distributions on shares of ServiceWare Common Stock or ServiceWare Series E Preferred Stock shall be paid until such Certificate, Working Capital Note or Unit is surrendered for exchange as provided herein, nor shall any ServiceWare Common Stock Warrant to be issued in exchange for a Molloy Common Stock Warrant be exercisable until such Molloy Common Stock Warrant is surrendered for exchange as provided herein; provided that, upon surrender, the holder of any Certificate, Working Capital Note or Unit shall be entitled to receive dividends and distributions declared between the Effective Time and surrender on the Serviceware Common Stock or ServiceWare Series E Preferred Stock that such holder is entitled to receive. At the Effective Time persons shown on the books of Molloy as the record holders of Certificates, Working Capital Notes or Units shall be entitled to vote and give and express consent with respect to that number of shares of ServiceWare Common Stock or ServiceWare Series E Preferred Stock issuable pursuant to this Article II upon conversion or exchange of their Certificates, Working Capital Notes or Units at any regular or special meeting of ServiceWare's shareholders with a record date, or by written consent dated, after the Effective Time.

                  (c) Fractional Shares. No fractional shares of ServiceWare Common Stock or ServiceWare Series E Preferred Stock or cash in lieu thereof shall be issued or paid in the Merger, and the number of shares of ServiceWare Common Stock or ServiceWare Series E Preferred Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable shall be determined on the basis of the total number of shares of Molloy Common Stock, Molloy Preferred Stock, Units and Working Capital Notes that any holder is surrendering for exchange and the total number of shares of ServiceWare Common Stock or ServiceWare Series E Preferred Stock issuable in exchange.

                  (c) No Liability. Notwithstanding any other provision of this Agreement, neither ServiceWare nor any other person shall be liable to any person for any amount properly delivered to a public official upon his request pursuant to applicable abandoned property, escheat or similar laws.

                  (d) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and such arrangements as ServiceWare shall reasonably require as indemnity against any claim that may be made against it with respect to such Certificate, ServiceWare will issue in exchange for such lost, stolen or destroyed Certificate a


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certificate representing shares of ServiceWare Common Stock or ServiceWare Serie
E Preferred Stock, as the case may be, as issuable in respect thereof pursuant to this Agreement.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF MOLLOY

         Molloy represents and warrants to ServiceWare and Sub that the statements contained in this Article III are true and correct as of the date hereof and will be true and correct at the Effective Time, except as set forth in the disclosure schedule delivered by Molloy to ServiceWare on or before the date of this Agreement (the "Molloy Disclosure Schedule"). The Molloy Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III and the disclosure in any paragraph shall be deemed to qualify all other clearly relevant paragraphs in this Article III.

         Section 3.01 Organization. Molloy is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified is reasonably expected to have a material adverse effect on its business, assets (including intangible assets), financial condition or results of operations ("Material Adverse Effect"). Molloy does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity.

         Section 3.02      Capital Structure.

         (a) The Molloy Disclosure Schedule sets forth (i) the authorized, issued and outstanding capital stock of Molloy, (ii) the number of shares of each class or series of Molloy capital stock issuable as of the date hereof under outstanding warrants or other rights to purchase capital stock (other than employee stock options referred to in clause (iii) below) or held in the treasury of Molloy (iii) the number of shares of Molloy Common Stock reserved for issuance pursuant to stock options granted and outstanding under each Molloy Option Plan, (iv) the number of shares of Molloy Common Stock available for grant under each Molloy Option Plan, and (v) the amount of outstanding principal and accrued and unpaid interest as of July 23, 1999 on the November Notes and the Working Capital Notes. All outstanding shares of Molloy Common Stock and Molloy Preferred Stock are duly authorized, validly issued, fully paid and nonassessable. All shares of Molloy Common Stock and Molloy Preferred Stock subject to issuance as specified above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Molloy has no obligations, contingent or otherwise, to repurchase, redeem or otherwise acquire any shares of Molloy Common Stock, Molloy Preferred Stock or any other capital stock of Molloy or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any entity.

         (b) Except as set forth in Section 3.02 of the Molloy Disclosure Schedule, there are no equity securities of any class of Molloy, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in Section 3.02 of the Molloy Disclosure Schedule, there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Molloy is a party or by which it is bound obligating Molloy to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Molloy or obligating Molloy to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. Except as set forth in Section 3.02 of the Molloy Disclosure Schedule, there are no voting trusts, proxies or other agreements or understandings (including agreements with respect to registration rights) with respect to the shares of capital stock of Molloy.

             Section 3.03 Authority; No Conflict; Required Filings and Consents.

         (a) Molloy has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Molloy, subject only to the Molloy Stockholder Approval (as defined in Section 7.01(a)). This Agreement has been duly executed and delivered by Molloy and, assuming the due authorization, execution and delivery by ServiceWare and Sub, constitutes the valid and binding obligation of Molloy enforceable in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors rights generally and (ii) the availability of injunctive relief and other equitable remedies.

         (b) The execution and delivery of this Agreement by Molloy do not, and the consummation of the transactions contemplated hereby will not, (i) conflict with, or result in any violation or breach of any provision of the Certificate of Incorporation or Bylaws of Molloy, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Molloy is a party or by which it or any of its properties or assets may be bound, or (iii) subject to obtaining Molloy Stockholder Approval and compliance with the requirements set forth in Section 3.03(c) below, conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Molloy or any of its properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which are not reasonably expected to have a Material Adverse Effect on Molloy or on the ability of Molloy to consummate the transactions contemplated by this Agreement.

         (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity"), is required by or with respect to Molloy in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State,

(ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, are not reasonably expected to have a Material Adverse Effect on Molloy.

         Section 3.04 Financial Statements. Molloy's balance sheets as at December 31, 1997 and 1998 and its statements of operations, cash flows and shareholders' equity for the years then ended, audited and reported on by M.I. Grossman & Company L.L.C., independent certified public accountants for Molloy, and its unaudited interim balance sheets as at March 31, 1999 (the "Molloy Balance Sheet") and 1998 and its statements of operations, cash flows and shareholders' equity for the periods then ended were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved ("GAAP") and fairly present the financial position of Molloy as at the respective dates and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements (i) were or are subject to normal year-end adjustments which were not or are not expected to be material in amount, and (ii) do not contain footnote disclosure.

         Section 3.05 No Undisclosed Liabilities. Molloy does not have any liabilities as of the date hereof, either accrued or contingent (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), and whether due or to become due, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on Molloy, other than (i) liabilities reflected in the Molloy Balance Sheet, (ii) liabilities specifically described in this Agreement or in the Molloy Disclosure Schedule, (iii) normal or recurring liabilities incurred since March 31, 1999 in the ordinary course of business consistent with past practices and which are not individually or in the aggregate, material to the business, results, operations or financial condition of Molloy, (iv) borrowings under the Transamerica Credit Documents, (v) liabilities under the Working Capital Notes, (vi) liabilities relating to additional cash flow borrowings not to exceed $500,000 and (vii) liabilities relating to this Agreement and the transactions contemplated hereby.

         Section 3.06 Absence of Certain Changes or Events. Since the date of the Molloy Balance Sheet, Molloy has conducted its business only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any material adverse change in Molloy's financial condition, results of operations or business (a "Material Adverse Change"), excluding changes in general economic conditions affecting companies generally; (ii) any damage, destruction or loss (whether or not covered by insurance), which damage, destruction or loss had or could be reasonably expected to have, a Material Adverse Effect on Molloy; (iii) any material change by Molloy in its accounting methods, principles or practices except as required by concurrent changes in generally accepted accounting principles; (iv) any revaluation by Molloy of any of its assets having a Material Adverse Effect on Molloy; or (v) except as disclosed in the Molloy Disclosure Schedule, any other action or event that would have required the consent of ServiceWare pursuant to Section 5.01 of this Agreement had such action or event occurred after the date of this Agreement and that has or could be reasonably expected to have a Material Adverse Effect on Molloy.

         Section 3.07      Taxes.

         (a) Definition of Taxes. For the purposes of this Agreement, a "Tax" or, collectively, "Taxes," means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

         (b)      Tax Returns and Audits.

                  (i) Molloy has prepared and filed on a timely basis all material federal, state, local and foreign returns, estimates, information statements and reports ("Returns") required to be filed relating to any and all Taxes concerning or attributable to Molloy or its operations, and such Returns are true and correct in all material respects and have been completed in all material respects in accordance with applicable law.

                  (ii) Molloy (A) has paid or accrued all Taxes it is required to pay or accrue prior to the Effective Time and (B) has withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld, except (i) where any failure to make such payment, accrual or withholding is not reasonably expected to have a Material Adverse Effect on Molloy and (ii) if Molloy is contesting any such Taxes in good faith by appropriate proceedings diligently conducted and has established such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP.

                  (iii) There is no Tax deficiency outstanding or assessed or to the knowledge of Molloy proposed, against Molloy that is not reflected as a liability on the Molloy Balance Sheet (except to the extent that Molloy is contesting the related Tax in good faith by appropriate proceedings diligently conducted and has established such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP) nor has Molloy executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

         Section 3.08 Title to Assets. Molloy does not own any real property. Molloy has good title to all of its properties, as reflected in the Molloy Balance Sheet, except for properties and assets that have been disposed of in the ordinary course of business since the date of the Molloy Balance Sheet, free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature, except (a) the lien of Transamerica Business Credit Corporation ("Transamerica") pursuant to the Loan and Security Agreement dated February 20, 1998, as amended, between Molloy and Transamerica and related documents (the "Transamerica Credit Documents"), (b) the lien of current taxes, payments of which are not delinquent, (c) such encumbrances, if any, which, singly or in the aggregate, are not reasonably expected to have a Material Adverse Effect on Molloy. All leases of all real property leased by Molloy ("Molloy Leases") are valid and effective in accordance with their respective terms, and Molloy is not in default under any of such Molloy Leases, except where the lack of such validity and effectiveness or the existence of such default is not reasonably expected to have a Material Adverse Effect on Molloy.

         Section 3.09      Intellectual Property.

         (a) Molloy owns, or has license to or otherwise has the right to use, all patents, trademarks, trade names, service marks, copyrights, schematics, technology, know-how, computer software programs or code and tangible or intangible proprietary information or material and any applications for any patents, trademarks, trade names, service marks, copyrights or other proprietary rights, that are used in the business of Molloy (the "Molloy Intellectual Property Rights"), except where the failure to possess such rights is not reasonably expected to have a Material Adverse Effect on Molloy. Schedule 3.09 of the Molloy Disclosure Schedule lists (i) all patents and patent applications and all trademarks, registered copyrights, mask works, trade names and service marks, which Molloy considers to be material to its business and included in the Molloy Intellectual Property Rights, including the jurisdictions in which each such Molloy Intellectual Property Right has been issued or registered or in which any such application for such issuance or registration has been filed,
(ii) all licenses, sublicenses and other agreements as to which Molloy is a party and pursuant to which any person is authorized to use any Molloy Intellectual Property Rights, which are material to the business of Molloy, and
(iii) all material licenses, sublicenses and other agreements as to which Molloy is a party and pursuant to which Molloy is authorized to use any third party patents, trademarks, trade names, service marks, copyrights, mask works, schematics, technology, know-how, computer software programs or code and tangible or intangible proprietary information or material ("Molloy Third Party Intellectual Property Rights") which are incorporated in, are, or form a part of any Molloy product or service that is material to the business of Molloy (except for any license of generally commercially available software).

         (b) Molloy is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Molloy Intellectual Property Rights or Molloy Third Party Intellectual Property Rights, except such breaches which do not, and are not reasonably expected to, have a Material Adverse Effect on Molloy.

         (c) Molloy has not been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party; and Molloy has no knowledge that the manufacturing, marketing, licensing or sale of its products infringes any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party.

         Section 3.10 Agreements, Contracts and Commitments. Molloy has not breached, or received in writing any claim or threat that it has breached, any of the terms or conditions of any agreement, contract or commitment that is material to the business of Molloy as currently conducted ("Molloy Material Contracts") in such a manner as would permit any other party to cancel or terminate the same or would entitle any other party to damages from Molloy under any Molloy Material Contract which cancellation, termination or damages are reasonably expected to have a Material Adverse Effect on Molloy. Each Molloy Material Contract that has not expired or been terminated is in full force and effect, and Molloy is not aware of any material default thereunder by any party obligated to Molloy pursuant to such Molloy Material Contract.

         Section 3.11 Litigation. There is no action, suit or proceeding, claim, arbitration, litigation or investigation ("Action"), against Molloy pending or as to which Molloy has received any written notice of assertion, or, to the knowledge of Molloy, threatened, nor, to Molloy's knowledge, is there any such Action against any current or former affiliate of Molloy as to whom Molloy has or may have an indemnification obligation, except any such Action as is not reasonably likely to have a Material Adverse Effect and any Action as may arise after the date hereof relating to the transactions contemplated by this Agreement.

         Section 3.12 Environmental Matters.

         (a) Hazardous Material. Except as is not reasonably expected to have a Material Adverse Effect on Molloy (i) as of the date hereof, to the knowledge of Molloy, no underground storage tanks for the storage of Hazardous Material (as defined below) are present under any property that Molloy has at any time owned, operated, occupied or leased; and (ii) as of the date hereof, no material amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, (a "Hazardous Material"), but excluding office and janitorial supplies, are present, as a result of the actions of Molloy or, to the knowledge of Molloy, otherwise, in, on or under any property, including the land and the improvements, ground water and surface water, that Molloy has at any time owned, operated, occupied or leased.

         (b) Hazardous Materials Activities. At no time has Molloy transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has Molloy disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively, "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity, which such violation is reasonably expected to have a Material Adverse Effect on Molloy.

         (c) Permits. Molloy currently holds all environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of any Hazardous Material Activities it conducts and other businesses of Molloy as such activities and businesses are currently being conducted, the absence of which is reasonably expected to have a Material Adverse Effect on Molloy.

         (d) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to the knowledge of Molloy, threatened concerning any Environmental Permit or any Hazardous Materials Activity of Molloy other than any action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim which is not reasonably expected to have a Material Adverse Effect on Molloy. Molloy is not aware of any fact or circumstance which could involve Molloy in any environmental litigation or impose upon Molloy any environmental liability which is reasonably expected to have a Material Adverse Effect on Molloy.

         Section 3.13  Employment Matters.

         (a) Definition. "Employee Plans" means all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, and all unexpired severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of an entity or any trade or business (whether or not incorporated) which is a member or which is under common control with such entity (an "ERISA Affiliate") within the meaning of Section 414 of the Code.

         (b) Schedule and Documents. Molloy has set forth on Schedule 3.13 of the Molloy Disclosure Schedule a list of each Employee Plan of Molloy (the "Molloy Employee Plans"). With respect to each Molloy Employee Plan, Molloy has made available to ServiceWare, a true and correct copy of (i) the most recent annual report (Form 5500) filed with the Internal Revenue Service ("IRS"), (ii) such Molloy Employee Plan, (iii) each trust agreement and group annuity contract, if any, relating to such Molloy Employee Plan and (iv) the most recent actuarial report or valuation relating to a Molloy Employee Plan subject to Title IV of ERISA.

         (c) No Liability. With respect to the Molloy Employee Plans, individually and in the aggregate, no event has occurred, and to the knowledge of Molloy, there exists no condition or set of circumstances in connection with which Molloy is likely to be subject to any liability that is reasonably likely to have a Material Adverse Effect on Molloy, under ERISA, the Code or any other applicable law.

         (d) Contributions. With respect to the Molloy Employee Plans, individually and in the aggregate, (i) as of March 31, 1999, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the financial statements of Molloy, and (ii) the Molloy Disclosure Schedule describes any funded or unfunded benefit obligations which have arisen since March 31, 1999, which obligations referred to in clause (i) or (ii) above are reasonably likely to have a Material Adverse Effect on Molloy.

         (e) Certain Agreements. Except as set forth in Schedule 3.13 of the Molloy Disclosure Schedule and except as provided for in this Agreement, Molloy is not a party to any oral or written (i) union or collective bargaining agreement, (ii) agreement with any officer or other key employee of Molloy or any of its Subsidiaries, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Molloy of the nature contemplated by this Agreement, (iii) agreement with any officer of Molloy providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof or for the payment of compensation in excess of $25,000 per annum, or (iv) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

         (f) Employee Relations. There are no significant controversies pending or, to the knowledge of Molloy, threatened between Molloy and any representatives of its employees. To the knowledge of Molloy, there are no organizational efforts presently being made involving any employees of Molloy. There are no proceedings now pending or threatened against Molloy before the National Labor Relations Board, any state department of labor, any state commission on human rights, the Equal Employment Opportunity Commission or any other local, state or federal agencies having jurisdiction over employee rights, except for any of the foregoing which would not have a Material Adverse Effect on Molloy.

         Section 3.14 Compliance With Laws. Molloy has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which are not reasonably expected to have a Material Adverse Effect on Molloy.

         Section 3.15. Year 2000 Compliant. Except as set forth on the Molloy Disclosure Schedule, all equipment, software and systems (including without limitation those developed pursuant to the license dated September 24, 1996 between Molloy and Bruce Molloy (the "Molloy License")) of, or used, by Molloy, whether internally or for sale or license to third parties, that store, process or present date information, including without limitation those sold or licensed to others for use in, or used internally in, designing, manufacturing, ordering, costing and billing, are Millennium Compliant in all material respects; provided, however, that with respect to (a) equipment, software and systems manufactured or developed by third parties and used by Molloy, Molloy is relying solely on representations of such third parties (which Molloy has no reason to believe are false) that such equipment, software or system is Millennium Compliant, supplemented, in certain cases, by internal tests (which tests may, at most, indicate Millennium Compliant status of the tested software in a controlled test environment, and such tests may indicate Millennium Compliant Status for items that are not Millennium Compliant), and (b) software manufactured or developed by Molloy, Molloy is relying on internal tests conducted by Molloy of its standard test suite. Notwithstanding the foregoing, the current standard application suite of software manufactured or developed by Molloy, when used in its current environments and in the current shipping version, is Millennium Compliant in all material respects. "Millennium Compliant" means such equipment, software and systems each has the ability to provide all of the following functions: (i) accurately process all date information whether before, during or after January 1, 2000, including, without limitation, accepting date input, providing accurate date output and performing accurate calculation involving dates or portions of dates;
(ii) function accurately, efficiently and without interruption before, during and after January 1, 2000 without any change in operations, or in any input or output procedures; (iii) accurately process date input in a way that does not create any ambiguity as to century; (iv) accurately store, retrieve and process date information in a manner that does not create any ambiguity as to century; and (v) accurately present all date output information in a manner that does not create any ambiguity as to century. Molloy estimates that the aggregate unpaid cost to become Millennium Compliant will be less than $150,000, including costs associated with the replacement of computerized systems, hardware and equipment

         Section 3.16. Disclosure. No representation or warranty of Molloy in this Agreement or any certificate, schedule, statement, document or instrument furnished or to be furnished to ServiceWare pursuant hereto or in connection herewith, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not misleading.

                                   ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF SERVICEWARE AND SUB

         ServiceWare and Sub jointly and severally represent and warrant to Molloy and to each person or entity that will receive ServiceWare Common Stock, ServiceWare Series E Preferred Stock, ServiceWare Common Stock Warrants or vested options to purchase ServiceWare Common Stock in the Merger (a "Molloy Holder") that the statements contained in this Article IV are true and correct as of the date hereof and will be true and correct at the Effective Time, except as set forth in the disclosure schedule delivered by ServiceWare to Molloy on or before the date of this Agreement (the "ServiceWare Disclosure Schedule"). The ServiceWare Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article IV and the disclosure in any paragraph shall be deemed to qualify all other clearly relevant paragraphs in this Article IV.

         Section 4.01 Organization. ServiceWare and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified is reasonably expected to have a Material Adverse Effect on ServiceWare and its Subsidiaries, taken as a whole. Except for Sub, ServiceWare does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity. As used in this Agreement, the word "Subsidiary" means, with respect to any party, any corporation, other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

         Section 4.02  Capital Structure.

         (a) The ServiceWare Disclosure Schedule sets forth (i) the authorized, issued and outstanding capital stock of ServiceWare and Sub, (ii) the number of shares of each class and series of capital stock of ServiceWare issuable as of the date hereof under outstanding warrants or other rights to purchase capital stock of ServiceWare (other than the employee stock options referred to in clause (iii) below) or held in the treasury of ServiceWare, (iii) the number of shares of ServiceWare Common Stock reserved for issuance pursuant to stock options granted and outstanding under ServiceWare's Amended and Restated Stock Option Plan (the "ServiceWare Option Plan"), and (iv) the number of shares of ServiceWare Common Stock available for grant under each ServiceWare Option Plan. There are no outstanding warrants, options or other rights to purchase capital stock of Sub, nor is any capital stock of Sub available for grant under the ServiceWare Option Plan. All outstanding shares of capital stock of ServiceWare and Sub are, and all shares to be issued in the Merger will be, duly authorized, validly issued, fully paid and nonassessable. All shares of ServiceWare capital stock subject to issuance as specified above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Neither ServiceWare nor Sub has any obligations, contingent or otherwise, to repurchase, redeem or otherwise acquire any shares of capital stock of ServiceWare or Sub or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any entity, except as provided in ServiceWare's Amended and Restated Articles of Incorporation as in effect on the date hereof.

         (b) Except as set forth in Section 4.02 of the ServiceWare Disclosure Schedule, there are no equity securities of any class of ServiceWare, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in Section 4.02 of the ServiceWare Disclosure Schedule, there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which ServiceWare is a party or by which it is bound obligating ServiceWare to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of ServiceWare or obligating ServiceWare to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. Except for the Stockholders Agreement dated as of April 24, 1996 among ServiceWare and certain of its shareholders, the Registration Rights Agreement dated dated as of April 24, 1996 among ServiceWare and certain of its shareholders, there are no voting trusts, proxies or other agreements or understandings (including agreements with respect to registration rights) with respect to the shares of capital stock of ServiceWare.

             Section 4.03 Authority; No Conflict; Required Filings and Consents.

         (a) Each of ServiceWare and Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of ServiceWare and Sub, subject only to the ServiceWare Shareholder Approval (as defined in Section 7.01(a)). This Agreement has been duly executed and delivered by ServiceWare and Sub and, assuming the due authorization, execution and delivery by Molloy, constitutes the valid and binding obligation of ServiceWare and

Sub, enforceable in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors rights generally and (ii) the availability of injunctive relief and other equitable remedies.

         (b) The execution and delivery of this Agreement by ServiceWare and Sub do not, and the consummation of the transactions contemplated hereby will not,
(i) conflict with, or result in any violation or breach of any provision of the Articles of Incorporation or Bylaws of ServiceWare or the Certificate of Incorporation or Bylaws of Sub, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which ServiceWare or Sub is a party or by which either of them or any of their properties or assets may be bound, or (iii) subject to obtaining the ServiceWare Shareholder Approval and compliance with the requirements set forth in Section 4.03(c) below, conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to ServiceWare or any of its Subsidiaries or any of their properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which are not reasonably expected to have a Material Adverse Effect on ServiceWare and its Subsidiaries, taken as a whole, or on the ability of ServiceWare and Sub to consummate the transactions contemplated by this Agreement.

         (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to ServiceWare or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the ServiceWare Articles with the Pennsylvania Secretary of the Commonwealth, (ii) the filing of the Certificate of Merger with the Delaware Secretary of State, (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country and (iv) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, are not reasonably expected to have a Material Adverse Effect on ServiceWare and its Subsidiaries, taken as a whole.

         Section 4.04 Financial Statements. ServiceWare's consolidated balance sheets as at December 31, 1997 and 1998 and its consolidated statements of operations, cash flows and shareholders' equity for the years then ended, audited and reported on by Ernst & Young, independent certified public accountants for ServiceWare, and its unaudited interim consolidated balance sheets as at March 31, 1999 (the "ServiceWare Balance Sheet") and 1998 and its consolidated statements of operations, cash flows and shareholders' equity for the periods then ended were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved and fairly present the financial position of ServiceWare and its Subsidiaries as at the respective dates and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements (i) were or are subject to normal year-end adjustments which were not or are not expected to be material in amount, and (ii) do not contain footnote disclosure.

         Section 4.05 No Undisclosed Liabilities. ServiceWare and its Subsidiaries do not have any liabilities as of the date hereof, either accrued or contingent (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), and whether due or to become due, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on ServiceWare and its Subsidiaries, taken as a whole, other than (i) liabilities reflected in the ServiceWare Balance Sheet,
(ii) liabilities specifically described in this Agreement or in the ServiceWare Disclosure Schedule, (iii) normal or recurring liabilities incurred since March 31, 1999 in the ordinary course of business consistent with past practices and which are not individually or in the aggregate, material to the business, results, operations or financial condition of ServiceWare and its Subsidiaries, taken as a whole and (iv) liabilities relating to this Agreement, the transactions contemplated hereby and the ServiceWare Financing (as defined in Section 7.01(d).

         Section 4.06 Absence of Certain Changes or Events. Since the date of the ServiceWare Balance Sheet, ServiceWare has conducted its business only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any Material Adverse Change affecting ServiceWare and it Subsidiaries, taken as a whole, excluding changes in general economic conditions affecting companies generally; (ii) any damage, destruction or loss (whether or not covered by insurance), which damage, destruction or loss had or could be reasonably expected to have, a Material Adverse Effect on ServiceWare and its Subsidiaries, taken as a whole; (iii) any material change by ServiceWare in its accounting methods, principles or practices except as required by concurrent changes in generally accepted accounting principles; (iv) any revaluation by ServiceWare of any of its assets having a Material Adverse Effect on ServiceWare and its Subsidiaries, taken as a whole, or (v) except as disclosed in the ServiceWare Disclosure Schedule, any other action or event that would have required the consent of Molloy pursuant to Section 5.02 of this Agreement had such action or event occurred after the date of this Agreement and that has or could be reasonably expected to have a Material Adverse Effect on ServiceWare and its Subsidiaries, taken as a whole.

         Section 4.07      Taxes.

         (a)      Tax Returns and Audits.

                  (i) ServiceWare has prepared and filed on a timely basis all material Returns required to be filed relating to any and all Taxes concerning or attributable to ServiceWare or its operations, and such Returns are true and correct in all material respects and have been completed in all material respects in accordance with applicable law.

                  (ii) ServiceWare (A) has paid or accrued all Taxes it is required to pay or accrue prior to the Effective Time and (B) has withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld, except (i) where any failure to make such payment, accrual or withholding is not reasonably expected to have a Material Adverse Effect on ServiceWare and its Subsidiaries, taken as a whole, and (ii) if ServiceWare is contesting any such Taxes in good faith by appropriate proceedings diligently conducted and has established such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP.

                  (iii) There is no Tax deficiency outstanding or assessed or to ServiceWare's knowledge proposed, against ServiceWare that is not reflected as a liability on the ServiceWare Balance Sheet (except to the extent that ServiceWare is contesting the related Tax in good faith by appropriate proceedings diligently conducted and has established such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP) nor has ServiceWare executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

         Section 4.08 Title to Assets. Neither ServiceWare nor any of its Subsidiaries owns any real property. ServiceWare and its Subsidiaries have good title to all of their properties, as reflected in the ServiceWare Balance Sheet, except for properties and assets that have been disposed of in the ordinary course of business since the date of the ServiceWare Balance Sheet, free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature, except (a) the lien of PNC pursuant to the Amended and Restated Loan Agreement dated as of September 3, 1998, as amended, between ServiceWare and PNC and related documents (the "PNC Credit Documents"), (b) the lien of current taxes, payments of which are not delinquent, (c) such encumbrances, if any, which, singly or in the aggregate, are not reasonably expected to have a Material Adverse Effect on ServiceWare. All leases of all real property leased by ServiceWare or any of its Subsidiaries ("ServiceWare Leases") are valid and effective in accordance with their respective terms, and ServiceWare or such Subsidiary is not in default under any of such ServiceWare Leases, except where the lack of such validity and effectiveness or the existence of such default is not reasonably expected to have a Material Adverse Effect on ServiceWare and its Subsidiaries, taken as a whole.

         Section 4.09      Intellectual Property.

         (a) ServiceWare owns, or has license or otherwise has the right to use, all patents, trademarks, trade names, service marks, copyrights, schematics, technology, know-how, computer software programs or code and tangible or intangible proprietary information or material and any applications for any patents, trademarks, trade names, service marks, copyrights or other proprietary rights, that are used in the business of ServiceWare (the "ServiceWare Intellectual Property Rights"), except where the failure to possess such rights is not reasonably expected to have a Material Adverse Effect on ServiceWare and its Subsidiaries, taken as a whole. Schedule 4.09 of the ServiceWare Disclosure Schedule lists (i) all patents and patent applications and all trademarks, registered copyrights, mask works, trade names and service marks, which ServiceWare considers to be material to its business and included in the ServiceWare Intellectual Property Rights, including the jurisdictions in which each such ServiceWare Intellectual Property Right has been issued or registered or in which any such application for such issuance or registration has been filed, (ii) all licenses, sublicenses and other agreements as to which ServiceWare is a party and pursuant to which any person is authorized to use any ServiceWare Intellectual Property Rights, which are material to the business of ServiceWare, and (iii) all material licenses, sublicenses and other agreements as to which ServiceWare is a party and pursuant to which ServiceWare is authorized to use any third party patents, trademarks, trade names, service marks, copyrights, mask works, schematics, technology, know-how, computer software programs or code and tangible or intangible proprietary information or material ("ServiceWare Third Party Intellectual Property Rights") which are incorporated in, are, or form a part of any ServiceWare product or service that is material to the business of ServiceWare (except for any license of generally commercially available software).

         (b) ServiceWare is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the ServiceWare Intellectual Property Rights or ServiceWare Third Party Intellectual Property Rights, except such breaches which do not, and are not reasonably expected to, have a Material Adverse Effect on ServiceWare and its Subsidiaries, taken as a whole.

         (c) ServiceWare (i) has not been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party; and (ii) has no knowledge that the manufacturing, marketing, licensing or sale of its products infringes any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party.

         Section 4.10 Agreements, Contracts and Commitments. ServiceWare has not breached, or received in writing any claim or threat that it has breached, any of the terms or conditions of any agreement, contract or commitment that is material to the business of ServiceWare as currently conducted ("ServiceWare Material Contracts") in such a manner as would permit any other party to cancel or terminate the same or would entitle any other party to damages from ServiceWare under any ServiceWare Material Contract which cancellation, termination or damages would reasonably be expected to have a Material Adverse Effect on ServiceWare and its Subsidiaries, taken as a whole. Each ServiceWare Material Contract that has not expired or been terminated is in full force and effect, and ServiceWare is not aware of any material default thereunder by any party obligated to ServiceWare pursuant to such ServiceWare Material Contract.

         Section 4.11 Litigation. There is no Action against ServiceWare pending or as to which ServiceWare has received any written notice of assertion, or, to ServiceWare's knowledge, threatened, nor, to ServiceWare's knowledge, is there any such Action against any current or former affiliate of ServiceWare as to whom ServiceWare has or may have an indemnification obligation, except any such Action as is not reasonably likely to have a Material Adverse Effect and any Action as may arise after the date hereof relating to the transactions contemplated by this Agreement.

         Section 4.12      Environmental Matters.

         (a) Hazardous Material. Except as is not reasonably expected to have a Material Adverse Effect on ServiceWare and its Subsidiaries, taken as a whole,
(i) as of the date hereof, to the knowledge of ServiceWare, no underground storage tanks for the storage of Hazardous Materials are present under any property that ServiceWare or any of its Subsidiaries has at any time owned, operated, occupied or leased; and (ii) as of the date hereof, no material amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, any Hazardous Material, but excluding office and janitorial supplies, are present, as a result of the actions of ServiceWare or any of its Subsidiaries and, to the knowledge of ServiceWare, otherwise, in, on or under any property, including the land and the improvements, ground water and surface water, that ServiceWare or any of its Subsidiaries has at any time owned, operated, occupied or leased.

         (b) Hazardous Materials Activities. At no time has ServiceWare or any of its Subsidiaries transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has ServiceWare or any of its Subsidiaries conducted any Hazardous Materials Activities in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity, which such violation is reasonably expected to have a Material Adverse Effect on ServiceWare and its Subsidiaries, taken as a whole.

         (c) Permits. ServiceWare currently holds all Environmental Permits necessary for the conduct of any Hazardous Material Activities which it or any of its Subsidiaries may conduct and other businesses of ServiceWare and its Subsidiaries as such activities and businesses are currently being conducted, the absence of which is reasonably expected to have a Material Adverse Effect on ServiceWare and its Subsidiaries, taken as a whole.

         (d) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to the knowledge of ServiceWare, threatened concerning any Environmental Permit or any Hazardous Materials Activity of ServiceWare or any of its Subsidiaries other than any action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim which is not reasonably expected to have a Material Adverse Effect on ServiceWare and its Subsidiaries, taken as a whole. ServiceWare is not aware of any fact or circumstance which could involve ServiceWare or any of its Subsidiaries in any environmental litigation or impose upon ServiceWare or any of its Subsidiaries any environmental liability which is reasonably expected to have a Material Adverse Effect on ServiceWare and its Subsidiaries taken as a whole.

         Section 4.13      Employment Matters.

         (a) No Liability. With respect to the Employee Plans of ServiceWare (the "ServiceWare Employee Plans"), individually and in the aggregate, no event has occurred, and to the knowledge of ServiceWare, there exists no condition or set of circumstances in connection with which ServiceWare is likely to be subject to any liability that is reasonably likely to have a Material Adverse Effect on ServiceWare and its Subsidiaries, taken as a whole, under ERISA, the Code or any other applicable law.

         (b) Contributions. With respect to the ServiceWare Employee Plans, individually and in the aggregate, (i) as of March 31, 1999, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the financial statements of ServiceWare and (ii) the ServiceWare Disclosure Schedule describes any funded or unfunded benefit obligations which have arisen since March 31, 1999, which obligations referred to in clause (i) or (ii) above are reasonably likely to have a Material Adverse Effect on ServiceWare and its Subsidiaries, taken as a whole.

         (c) Employee Matters. ServiceWare is not party to any union or collective bargaining agreement. There are no significant controversies pending or, to the knowledge of ServiceWare, threatened between ServiceWare and any representatives of its employees. To the knowledge of ServiceWare, there are no organizational efforts presently being made involving any employees of ServiceWare. There are no proceedings now pending or threatened against ServiceWare before the National Labor Relations Board, any state department of labor, any state commission on human rights, the Equal Employment Opportunity Commission or any other local, state or federal agencies having jurisdiction over employee rights, except for any of the foregoing which would not have a Material Adverse Effect on ServiceWare and its Subsidiaries, taken as a whole.

         Section 4.14 Compliance With Laws. Each of ServiceWare and its Subsidiaries has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which are not reasonably expected to have a Material Adverse Effect on ServiceWare and its Subsidiaries, taken as a whole.

         Section 4.15. Year 2000 Compliant. Except as set forth on the ServiceWare Disclosure Schedule, all equipment, software and systems of, or used, by ServiceWare, whether internally or for sale or license to third parties, that store, process or present date information, including without limitation those sold or licensed to others for use in, or used internally in, designing, manufacturing, ordering, costing and billing, are Millennium Compliant in all material respects; provided, however, that with respect to equipment, software and systems manufactured or developed by third parties and used by ServiceWare, ServiceWare is relying solely on representations of such third parties that such equipment, software or system is Millennium Compliant. ServiceWare has prepared a plan to become Millennium Compliant, which plan (i) identifies the business systems of or used by ServiceWare (whether internally or for sale or license to third parties), including computer software, computer systems and other equipment within information systems infrastructure, financial and administrative systems, process control and manufacturing operating systems and significant vendors and customers, that are susceptible to system failures or processing errors as a result of the Year 2000 or century date change issues, and (ii) involves the actual remediation and replacement of such business systems. ServiceWare estimates that the aggregate unpaid cost to become Millennium Compliant will be less than $100,000, including costs associated with the replacement of computerized systems, hardware and equipment.

         Section 4.16. U.S. Real Property Holding Corporation. ServiceWare is not now and has never been a "United States Real Property Holding Corporation", as defined in Section 897(c)(2) of the Code and Section 1.897-2(b) of the Regulations promulgated by the Internal Revenue Service.

         Section 4.17. Section 1202 Stock Qualification. As of the Closing and taking into account the Merger, (i) ServiceWare will be a "qualified small business" within the meaning of Section 1202(d) of the Code, (ii) the shares of ServiceWare to be issued in connection with the Merger shall qualify as "qualified small business stock" within the meaning of Section 1202(c) of the Code and (iii) ServiceWare will meet the active business requirements of Section 1202(e) of the Code. The parties acknowledge that there are no final treasury regulations promulgated under Section 1202 of the Code, and the foregoing representation is based on ServiceWare's reasonable interpretation of Section 1202 as it is currently written.

         Section 4.18. Disclosure. No representation or warranty of ServiceWare in this Agreement or any certificate, schedule, statement, document or instrument furnished or to be furnished to ServiceWare pursuant hereto or in connection herewith, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not misleading.



                                    ARTICLE V

                               CONDUCT OF BUSINESS

         Section 5.01 Covenants of Molloy. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, Molloy agrees (except to the extent that ServiceWare shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other obligations when due, and to use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses be substantially unimpaired at the Effective Time. Molloy shall promptly notify ServiceWare of any event or occurrence not in the ordinary course of its business (including without limitation the filing of any Action against it or the receipt by it of any threat in writing of any Action relating to this Agreement and the transactions contemplated hereby). Except as expressly contemplated by this Agreement, Molloy shall not, without the prior written consent of ServiceWare:

         (a) Accelerate, amend or change the period of exercisability of options or restricted stock granted under any employee stock plan or authorize cash payments in exchange for any options granted under any of such plans except as required by the terms of such plans or any related agreements in effect as of the date of this Agreement;

         (b) Transfer or license to any person or entity or otherwise extend, amend or modify any rights to its Intellectual Property Rights, other than in the ordinary course of business consistent with past practices;

         (c) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of such party, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock;

         (d) Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than shares of Molloy Common Stock or Molloy Preferred Stock issuable pursuant to its existing stock option plans, warrants or rights (which options, warrants or rights are outstanding on the date hereof);

         (e) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or in any other manner, any business or any corporation, partnership, association or other business organization or division, or otherwise acquire or agree to acquire any assets otherwise than in the ordinary course of business;

         (f) Directly or indirectly sell, lease, license or otherwise dispose of any of its properties or assets except in the ordinary course of business;

         (g) (i) Increase or agree to increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of employees in accordance with past practice, (ii) increase or agree to increase the compensation payable or to become payable to officers or grant any additional severance or termination pay to or enter into any employment or severance agreements with, such officers, (iii) grant any severance or termination pay to, or enter into any employment or severance agreement, with any employee, except in the ordinary course of business consistent with practices or policies currently in effect, (iv) enter into any collective bargaining agreement, (v) establish, adopt, enter into or amend any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees except as contemplated by this Agreement;

         (h) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party or any of its Subsidiaries or guarantee any debt securities of others, other than indebtedness incurred under the terms existing on the date hereof under the Transamerica Credit Documents, indebtedness incurred by Molloy to meet its working capital requirements and indebtedness contemplated by that certain letter agreement dated April 29, 1999 between Molloy and C. E. Unterberg Towbin Capital Partners I L.P.;

         (i) Make or commit to make any capital or other extraordinary expenditures;

         (j) Amend or propose to amend its Certificate of Incorporation or Bylaws; or

         (k) Take, or agree in writing or otherwise to take, any of the actions described in Sections (a) through (j) above, or any action which is reasonably likely to make any of its representations or warranties contained in this Agreement untrue or incorrect in any material respect on the date made (to the extent so limited) or as of the Effective Time.

         Section 5.02 Covenants of ServiceWare. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, ServiceWare agrees as to itself and its Subsidiaries (except to the extent that Molloy shall otherwise consent in writing) to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other obligations when due, and to use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses be substantially unimpaired at the Effective Time. ServiceWare shall promptly notify Molloy of any event or occurrence not in the ordinary course of its business (including without limitation the filing of any Action against it or the receipt by it of any threat of any Action relating to this Agreement and the transactions contemplated hereby). Except as expressly contemplated by this Agreement, ServiceWare shall not, without the prior written consent of Molloy:

         (a) Accelerate, amend or change the period of exercisability of options or restricted stock granted under any employee stock plan or authorize cash payments in exchange for any options granted under any of such plans except as required by the terms of such plans or any related agreements in effect as of the date of this Agreement;

         (b) Transfer or license to any person or entity or otherwise extend, amend or modify any rights to its Intellectual Property Rights, other than in the ordinary course of business consistent with past practices;

         (c) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of such party, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock, except for the declaration of accrued dividends on ServiceWare's Series A Convertible Preferred Stock and Series B Convertible Preferred Stock (so long as the holders thereof have previously agreed to receive payment of such dividends in ServiceWare Common Stock);

         (d) Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, except as contemplated by this Agreement, in connection with the ServiceWare Financing or as required by ServiceWare's existing stock option plans, by the PNC

Warrants or in connection with indebtedness incurred by ServiceWare to meet its working capital requirements;

         (e) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or in any other manner, any business or any corporation, partnership, association or other business organization or division, or otherwise acquire or agree to acquire any assets otherwise than in the ordinary course of business;

         (f) Directly or indirectly sell, lease, license or otherwise dispose of any of its properties or assets except in the ordinary course of business;

         (g) (i) Increase or agree to increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of employees in accordance with past practice, (ii) increase or agree to increase the compensation payable or to become payable to officers or grant any additional severance or termination pay to or enter into any employment or severance agreements with, such officers, (iii) grant any severance or termination pay to, or enter into any employment or severance agreement, with any employee, except in the ordinary course of business consistent with practices or policies currently in effect, (iv) enter into any collective bargaining agreement, (v) establish, adopt, enter into or amend any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees except as contemplated by this Agreement;

         (h) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party or any of its Subsidiaries or guarantee any debt securities of others, other than indebtedness incurred under the terms existing on the date hereof under the PNC Credit Documents and indebtedness incurred by ServiceWare to meet its working capital requirements;

         (i) Make or commit to make any capital or other extraordinary expenditures;

         (j) Amend or propose to amend its Articles of Incorporation or Bylaws, except as contemplated by this Agreement;

         (k) Take, or agree in writing or otherwise to take, any of the actions described in Sections (a) through (j) above, or any action which is reasonably likely to make any of its representations or warranties contained in this Agreement untrue or incorrect in any material respect on the date made (to the extent so limited) or as of the Effective Time.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         Section 6.01 No Solicitation. From and after the date hereof until the earlier of the termination of this Agreement and the Effective Time:

         (a) Molloy agrees that neither it nor any of its shareholders, officers or directors shall, and Molloy shall cause its employees, agents and representatives (including, without limitation, any investment banking, legal or accounting firm retained by it and any individual member or employee of the foregoing) (each, an "Agent") not to, (a) initiate, solicit or seek, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders or any of them) with respect to a merger, acquisition, consolidation, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase of all or any substantial portion of the assets or any equity securities of, Molloy or any of its subsidiaries (any such proposal or offer being hereinafter referred to as a "Molloy Acquisition Proposal"), or (b) engage in any negotiations concerning, or provide any confidential information or data to, or have any substantive discussions with, any person relating to a Molloy Acquisition Proposal, or (c) otherwise cooperate in any effort or attempt to make, implement or accept a Molloy Acquisition Proposal. Molloy and its stockholders and Agents shall immediately cease and cause to be terminated any existing activities, including discussions or negotiations with any parties, conducted heretofore with respect to any Molloy Acquisition Proposal and shall take the necessary steps to inform the individuals and entities referred to in the first sentence hereof of the obligations undertaken in this Section 6.01(a). Molloy shall notify ServiceWare immediately if any inquiries, proposals or offers related to a Molloy Acquisition Proposal are received by, any confidential information or data is requested from, or any negotiations or discussions related to a Molloy Acquisition Proposal are sought to be initiated or (subject to any outstanding confidentiality obligations of Molloy) continued with, it or any individual or entity referred to in the first sentence of this
Section 6.01(a). Notwithstanding the foregoing, this provision shall not eliminate the ability of Molloy to seek outside financing to meet its working capital needs (subject to the provisions of Section 7.02(g) and to the understanding that in no event shall the percentage of the post-Merger fully diluted as converted ownership of ServiceWare, as provided in Article II, be adjusted as a result of any equity component of such outside financing).

         (b) ServiceWare agrees that neither it nor any of its stockholders, officers or directors shall, and ServiceWare shall cause its Agents not to, (a) initiate, solicit or seek, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders or any of them) with respect to a merger, acquisition, consolidation, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase of all or any substantial portion of the assets or any equity securities of, ServiceWare or any of its subsidiaries (any such proposal or offer being hereinafter referred to as a "ServiceWare Acquisition Proposal"), or (b) engage in any negotiations concerning, or provide any confidential information or data to, or have any substantive discussions with, any person relating to a ServiceWare Acquisition Proposal, or (c) otherwise cooperate in any effort or attempt to make, implement or accept a ServiceWare Acquisition Proposal. Neither ServiceWare nor any of its

Agents is currently engaged in any activities, discussions or negotiations with any parties with respect to a ServiceWare Acquisition Proposal (except for the Merger and the ServiceWare Financing). ServiceWare shall notify Molloy immediately if any inquiries, proposals or offers related to a ServiceWare Acquisition Proposal are received by, any confidential information or data is requested from, or any negotiations or discussions related to a ServiceWare Acquisition Proposal are sought to be initiated with, it or any individual or entity referred to in the first sentence of this Section 6.01(b). Notwithstanding the foregoing, this provision shall not eliminate the ability of ServiceWare to seek outside financing to meet its working capital needs.

         Section 6.02 Access to Information. Upon reasonable notice and subject to applicable laws, Molloy and ServiceWare shall afford to the officers, employees, accountants, counsel and other representatives of the other, access, during normal business hours during the period prior to the earlier of the termination of this Agreement and the Effective Time, to all its properties, books, contracts, commitments and records. During the period prior to the earlier of the termination of this Agreement or the Effective Time, Molloy and ServiceWare shall furnish promptly to the other all information concerning its business, properties and personnel as the other may reasonably request. The parties acknowledge that they are bound by the provisions of the Confidentiality Agreement previously entered into between ServiceWare and Molloy (the "Confidentiality Agreement") . No information or knowledge obtained in any investigation pursuant to this Section 6.02 shall affect or be deemed to modify a representation or warranty of Molloy or ServiceWare contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

         Section 6.03 Stockholders' Meetings. Molloy, ServiceWare and Sub each shall call a meeting of its respective stockholders or solicit a written consent of its respective stockholders to be held or executed as promptly as practicable after the execution and delivery of this Agreement for the purpose of obtaining the Molloy Stockholder Approval and the ServiceWare Stockholder Approval (each as defined in Section 7.01(a)).

         Section 6.04 Legal Conditions to Merger. Each of ServiceWare and Molloy will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Merger and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with the Merger. Each of ServiceWare and Molloy will, and will cause its Subsidiaries to, take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other third party, required to be obtained or made by ServiceWare, Molloy or any of their Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

         Section 6.05 Public Disclosure. ServiceWare and Molloy shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law.

         Section 6.06 Tax-Free Reorganization. ServiceWare and Molloy shall each use its best efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code.

         Section 6.07 Stock Plans and Other Employee Benefit Matters.

         (a) At the Effective Time, (i) ServiceWare shall assume and become the sponsor of the Molloy Option Plan (the "Assumed Option Plan"), (ii) the names of the Assumed Option Plan shall be changed to reflect the ServiceWare name, (iii) except as provided in Section 2.01(j), there shall be substituted a number of shares of ServiceWare Common Stock equal to the Conversion Number for each share of Molloy Common Stock available at the Effective Time under the Assumed Option Plan for future option grants and (iv) except as provided in Section 2.01(j), each outstanding option to purchase shares of Molloy Common Stock (a "Molloy Stock Option") under the Molloy Option Plan, whether vested or unvested, shall be deemed to constitute an option to acquire a number of shares of ServiceWare Common Stock equal to the Conversion Number (a "ServiceWare Stock Option") for each share of Molloy Common Stock subject to such Molloy Stock Option, at an exercise price equal to the exercise price per share of Molloy Common Stock divided by the Conversion Number. The ServiceWare Stock Options shall each vest in accordance with the vesting schedules applicable to the corresponding Molloy Stock Options and shall be incentive stock options or non-qualified stock options as shall correspond to the applicable Molloy Stock Option.

         (b) As soon as practicable after the Effective Time, ServiceWare shall deliver to the participants in Molloy Option Plan appropriate notice setting forth such participants' rights pursuant thereto and the grants pursuant to Molloy Option Plan shall continue in effect on the same terms and conditions, except as set forth above.

         (c) ServiceWare shall take all corporate action necessary at or prior to the Effective Time to reserve for issuance 4 million shares of ServiceWare Common Stock, which shall include a sufficient number of shares of ServiceWare Common Stock for delivery under the Assumed Option Plan plus an additional 240,000 shares for issuance of new stock options to be granted to former Molloy employees under the terms of the ServiceWare Plan.

         (d) Each Molloy employee shall receive full credit for his service as a full-time employee of Molloy under any employee benefit plan or arrangement of ServiceWare for purposes of eligibility to participate in any such plan or arrangement and, where applicable, for purposes of determining the extent to which the employee's benefit under such plan or arrangement is vested.

         Section 6.08 Brokers or Finders. Each of ServiceWare and Molloy represents, as to itself, its Subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except that ServiceWare is obligated to pay a brokers' fee of no more than $250,000 to PNC.

         Section 6.09 Indemnification.

         (a) From and after the Effective Time, ServiceWare and the Continuing Corporation shall, indemnify, defend and hold harmless each person who is as of the date hereof, an officer or director of Molloy (the "Indemnified Parties") against, and shall advance the expenses of each Indemnified Party with respect to, all losses, claims, damages, costs, expenses (including reasonable attorneys' fees), liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not unreasonably be withheld or delayed) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of Molloy, pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time, including without limitation the transactions contemplated by this Agreement ("Indemnified Liabilities"), to the full extent a corporation is permitted under the DGCL to indemnify and advance expenses to its own directors or officers, as the case may be, provided that neither ServiceWare nor the Continuing Corporation shall be liable for any settlement of any claim effected without its written consent (which consent shall not be unreasonably withheld or delayed). Any Indemnified Party wishing to claim indemnification under this
Section 6.09, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify ServiceWare and the Continuing Corporation, and shall deliver to ServiceWare and the Continuing Corporation the undertaking contemplated by Section 145(e) of the DGCL. The Indemnified Parties as a group shall only be entitled to be represented by one law firm to represent them as a group with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

         (b) The provisions of this Section 6.09 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and representatives.

         Section 6.10 Additional Agreements; Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, subject to the Molloy Stockholder Approval and the ServiceWare Shareholder Approval, including cooperating fully with the other party. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Continuing Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Constituent Corporations, the proper officers and directors of each party to this Agreement shall take all such necessary action.

                                   ARTICLE VII

                              CONDITIONS TO MERGER

         Section 7.01 Conditions to Each Party's Obligation To Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction, or waiver by Molloy and ServiceWare, on or prior to the Closing Date of the following conditions:


         (a) Stockholder Approval. This Agreement, the Merger and the allocation of the consideration payable in the Merger among the holders of capital stock of Molloy, Molloy Common Stock Warrants, Units and Working Capital Notes shall have been approved and adopted by the affirmative vote of such holders of Molloy Common Stock, Molloy Preferred Stock and other securities issued by Molloy as may be required under the governing instruments of Molloy, any other applicable agreements and applicable law (including, if necessary, through amendment of the Certificate of Incorporation of Molloy) (the "Molloy Stockholder Approval"). The Merger shall have been approved by ServiceWare as the sole stockholder of Sub, and the issuance of shares of ServiceWare Common Stock pursuant to the Merger and adoption of the ServiceWare Articles shall have been approved by the affirmative vote of such holders of ServiceWare Common Stock and outstanding series of preferred stock of ServiceWare ("ServiceWare Preferred Stock") as may be required under the governing instruments of ServiceWare and by applicable law (such approvals by the shareholders of Sub and the ServiceWare being referred to as the "ServiceWare Shareholder Approval").

         (b) Certificates of Amendment. The Certificate of Amendment relating to the ServiceWare Articles and the Certificate of Amendment to the Certificate of Incorporation of Molloy, if included as part of the Molloy Stockholder Approval, shall have been filed with the Secretary of State of the State of Delaware.

         (c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger or limiting or restricting ServiceWare's conduct or operation of the business of ServiceWare after the Merger shall have been issued, nor shall there be any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal.

         (d) ServiceWare Financing. Contemporaneously with the Effective Time, ServiceWare shall have completed the equity financing (the "ServiceWare Financing") contemplated by a Series D Convertible Preferred Stock and Common Stock Warrant Purchase Agreement in substantially the form attached hereto as Exhibit E, and shall have entered into a Shareholders' Agreement in substantially the form attached hereto as Exhibit F (which includes provisions pursuant to which the parties thereto agree to vote their shares of ServiceWare to elect a director nominated by the Molloy Holders holding voting securities of ServiceWare ) (the "Shareholders' Agreement) and a Registration Rights Agreement in substantially the form attached hereto as Exhibit G (the "Registration Rights Agreement").

         (e) Consulting and Employment Arrangements. ServiceWare shall have entered into a Compensation, Consulting and Severance Agreement with Bruce Molloy in substantially the form attached hereto as Exhibit H and shall have entered into employment arrangements with Louis Venezia satisfactory to ServiceWare and to each such employee.

         Section 7.02 Additional Conditions to Obligations of ServiceWare and Sub. The obligations of ServiceWare and Sub to effect the Merger are subject to the satisfaction of each of the following conditions, any of which may be waived in writing exclusively by ServiceWare and Sub:

         (a) Representations and Warranties. The representations and warranties of Molloy set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except for (i) changes contemplated by this Agreement and (ii) where the failure to be true and correct would not have a Material Adverse Effect on Molloy or a material adverse effect upon the consummation of the transactions contemplated hereby; and ServiceWare shall have received a certificate signed on behalf of Molloy by the chief executive officer of Molloy to such effect.

         (b) Performance of Obligations of Molloy. Molloy shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date; and ServiceWare shall have received a certificate signed on behalf of Molloy by the chief executive officer of Molloy to such effect.

         (c) Approvals. The authorizations, consents, orders or approvals of third parties and any Governmental Entity, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity set forth on Sections 3.03(b) and 3.03 (c) of the Molloy Disclosure Schedule (other than that of Transamerica) shall have been filed, occurred or been obtained.

         (d) Blue Sky Laws. ServiceWare shall have received all state securities or "Blue Sky" permits and other authorizations necessary to issue shares of ServiceWare Common Stock pursuant to the Merger.

         (e) Dissenters' and Appraisal Rights. The period for the assertion of dissenters' and appraisal rights by stockholders of Molloy shall have expired, and no holders of Molloy Common Stock or Molloy Preferred Stock shall have perfected or preserved such rights in connection with the Merger.

         (f) Transfer of Intellectual Property. Bruce Molloy shall have transferred to Molloy all his right, title and interest in and to "System and Method for Representing and Retrieving Knowledge in an Adaptive Cognitive Network," U. S. Patent Serial No. 5,787,234, and the trademarks "TOP OF MIND" and "COGNITIVE PROCESSOR," Trademark Register No. 1,919,047 (which is the only intellectual property right of any kind owned by Bruce Molloy and used or currently contemplated to be used in the business of Molloy), free and clear of any liens, charges or encumbrances, pursuant to an assignment in substantially the form of Exhibit I attached hereto

(subject to a License Agreement between ServiceWare and Bruce Molloy in substantially the form of Exhibit J attached hereto (the "License")).

         (g) Repayment of Indebtedness. Molloy shall have repaid all of its indebtedness for borrowed money, except that Molloy may have outstanding up working capital debt in an amount not to exceed the borrowing base under the Transamerica Credit Documents and secured as provided therein.

         (h) Termination of Certain Agreements. Except as provided in Article II, all voting trusts, proxies and other agreements or understandings (including registration rights agreements) with respect to the capital stock of Molloy shall have been terminated in writing pursuant to instruments reasonably satisfactory to ServiceWare.

         (i) Non-Competition Agreement. Bruce Molloy shall have executed and delivered a Non-Competition Agreement in substantially the form attached hereto as Exhibit K.

         (j) Opinion of Counsel. ServiceWare shall have received the favorable opinion of Golenbock, Eiseman, Assor & Bell as to the matters set forth in Exhibit L (subject to customary exceptions and qualifications reasonably satisfactory to counsel for ServiceWare).

         (k) Appointment of Representative. The Molloy Holders shall have appointed the persons identified on Annex A or other Molloy Holders reasonably satisfactory to ServiceWare to serve as their representatives (collectively, the "Representative") for purposes of this Agreement, and the Representative shall have agreed to serve in accordance with the procedures set forth in Annex A.

         Section 7.03 Additional Conditions to Obligations of Molloy. The obligation of Molloy to effect the Merger is subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, exclusively by Molloy:

         (a) Representations and Warranties. The representations and warranties of ServiceWare and Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except for, (i) changes contemplated by this Agreement and (ii) where the failure to be true and correct would not have a Material Adverse Effect on ServiceWare and its Subsidiaries, taken as a whole, or a material adverse effect upon the consummation of the transactions contemplated hereby; and Molloy shall have received a certificate signed on behalf of ServiceWare by the chief executive officer of ServiceWare to such effect.

         (b) Performance Of Obligations of ServiceWare and Sub. ServiceWare and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and Molloy shall have received a certificate signed on behalf of ServiceWare by the chief executive officer of ServiceWare to such effect.

         (c) License. ServiceWare and Bruce Molloy shall have executed and delivered the License.

         (d) Termination of Certain Agreements. Except for the Articles, the Shareholders' Agreement, the Registration Rights Agreement, the agreements relating to the purchase and sales of the ServiceWare Preferred Stock, the PNC Warrants and the warrants to purchase common stock issued in connection with indebtedness incurred by ServiceWare to meet its working capital requirements, all voting trusts, proxies and other agreements or understandings (including registration rights agreements) with respect to the capital stock of ServiceWare shall have been terminated in writing pursuant to instruments reasonably satisfactory to Molloy.

         (e) Opinion of Counsel. Molloy shall have received the favorable opinion of Morgan, Lewis & Bockius LLP as to the matters set forth in Exhibit M (subject to customary exceptions and qualifications reasonably satisfactory to counsel for Molloy).

         (f) Approvals. The authorizations, consents, orders or approvals of third parties and any Governmental Entity, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity set forth on Sections 4.03(b) and 4.03 (c) of the ServiceWare Disclosure Schedule shall have been filed, occurred or been obtained.


                                  ARTICLE VIII

                            TERMINATION AND AMENDMENT

         Section 8.01 Termination. This Agreement may be terminated at any time prior to the Effective Time by written notice by the terminating party to the other party under the circumstances set forth below:

         (a)      by mutual written consent of ServiceWare and Molloy; or

         (b) by either ServiceWare or Molloy if the Merger shall not have been consummated by August 31, 1999 (provided that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any material obligation under this Agreement has been a cause of or has resulted in the failure of the Merger to occur on or before such date); or

         (c) by either ServiceWare or Molloy if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

         (d) by Molloy, if, at the stockholders' meetings of ServiceWare and Sub (including any adjournment or postponement) the ServiceWare Shareholder Approval shall not have been obtained, or by ServiceWare if at the Molloy stockholders' meeting (including any adjournment or postponement), the Molloy Stockholder Approval shall have not been obtained (subject to ServiceWare's rights under the Principal Stockholder Agreements).

         Section 8.02 Effect of Termination; Survival. In the event of termination of this Agreement as provided in Section 8.01, this Agreement shall immediately become void and there shall be no liability or obligation on the part of ServiceWare, Molloy, Sub or their respective officers, directors, stockholders or affiliates, except as set forth in Section 8.03 and further except to the extent that such termination results from the wilful breach by a party of any of its representations, warranties or covenants set forth in this Agreement or in any Molloy Principal Stockholder Agreement or ServiceWare Principal Shareholder Agreement; provided that, the provisions of Section 8.03 of this Agreement and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.

         Section 8.03 Fees and Expenses. Except as set forth in this Section 8.03, each of ServiceWare and Molloy shall bear its own expenses, including the fees and disbursements of investment bankers, counsel and accountants, incurred in connection with this Agreement and the transactions contemplated hereby; provided, however, that if a Closing occurs the Molloy Principal Stockholders shall be responsible for paying any fees and expenses of Molloy incurred in connection with this Agreement and the transactions contemplated hereby other than reasonable fees and expenses of Golenbock, Eiseman, Assor & Bell, of M. I. Grossman & Company L.L.C. and of Mark Finkel ; and provided further that if this Agreement is terminated by ServiceWare or Molloy by reason of a material breach hereof by the other or, in the case of a termination by ServiceWare by reason of a material breach hereof or of any Molloy Principal Stockholder Agreement by a Molloy Principal Stockholder, or, in the case of a termination by Molloy by reason of a material breach hereof or of any ServiceWare Principal Shareholder Agreement by a ServiceWare Principal Shareholder, the breaching party shall pay the reasonable legal and accounting expenses incurred to the date of termination by the terminating party in connection with this Agreement and the transactions contemplated hereby.

         Section 8.04 Amendment. This Agreement may be amended by the parties hereto at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Molloy or of ServiceWare, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of Molloy and ServiceWare.

         Section 8.05 Extension; Waiver. At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed by or on behalf of such party.

                                   ARTICLE IX

                                 INDEMNIFICATION

         Section 9.01. Indemnification by Molloy Holders. By accepting consideration in the Merger, on the terms and subject to the conditions set forth herein, each Molloy Holder agrees to defend, indemnify and hold harmless ServiceWare and the Continuing Corporation in accordance with this Article IX in the event that, following the Closing Date, ServiceWare or the Continuing Corporation suffers, sustains, incurs or becomes subject to any loss, liability, damage or deficiency (including without limitation penalties and reasonable attorneys' fees, but not including special or consequential damages (including lost profits)) arising out of any inaccuracy of any representation of Molloy or any breach of any warranty or covenant of Molloy contained in this Agreement arising from a bona fide, third party claim asserted on or prior to March 31, 2001 to the extent attributable to matters having an origin prior to the Closing Date (such loss, liability, damage or deficiency being hereinafter referred to as a "Covered ServiceWare Loss").

         Section 9.02. Indemnification by ServiceWare. ServiceWare shall defend, indemnify and hold harmless each Molloy Holder in accordance with this Article IX in the event that, following the Closing Date, such Molloy Holder suffers, sustains, incurs or becomes subject to any loss, liability, damage or deficiency (including without limitation penalties and reasonable attorneys' fees, but not including special or consequential damages (including lost profits)) arising out of any inaccuracy of any representation of ServiceWare or Sub or any breach of any warranty or covenant of ServiceWare or Sub contained in this Agreement arising from a bona fide, third party claim asserted on or prior to March 31, 2001 to the extent attributable to matters having an origin prior to the Closing Date (such loss, liability, damage or deficiency being hereinafter referred to as a "Covered Molloy Loss").

         Section 9.03 Manner of Indemnification.

         (a) Any indemnification payment made by the Molloy Holders to ServiceWare may be made, at the option of each Molloy Holder, in cash or by the delivery to ServiceWare of an aggregate number of shares of ServiceWare Common Stock having a Fair Market Value (as defined below), or of ServiceWare Series E Preferred Stock convertible into ServiceWare Common Stock having a Fair Market Value, equal to the amount of the Covered ServiceWare Loss. Each Molloy Holder shall contribute cash or shares of ServiceWare Common Stock and/or ServiceWare Series E Preferred Stock in such proportion (the "Indemnification Percentage") as (i) the total aggregate number of shares of ServiceWare Common Stock issued to such Molloy Holder in the Merger and into which ServiceWare Series E Preferred Stock issued to such Molloy Holder in the Merger is convertible bears to (ii) the total aggregate number of shares of ServiceWare Common Stock issued to all Molloy Holders in the Merger and into which ServiceWare Series E Preferred Stock issued to all Molloy Holders in the Merger is convertible. If a Molloy Holder holds both ServiceWare Series E Preferred Stock and ServiceWare Common Stock, such Molloy Holder shall first contribute ServiceWare Series E Preferred Stock prior to contributing ServiceWare Common Stock.

         (b) Any indemnification payment made by ServiceWare to the Molloy Holders shall be made by the issuance by ServiceWare to the Molloy Holders of
(i) an aggregate number of shares of ServiceWare Common Stock having a Fair Market Value equal to the amount of the Covered Molloy Loss plus (ii) such number of shares of ServiceWare Common Stock as shall be equitably required to eliminate the dilutive effects of the issuance of shares provided for in the preceding clause (i). Any such payment shall be allocated among the Molloy Holders in accordance with each Molloy Holder's Indemnification Percentage.

         (c) Payment shall be made under this Article IX when either (i) ServiceWare and the Representative agree as to the amount of the Covered ServiceWare Loss or Covered Molloy Loss, as the case may be or (ii) the amount of the Covered ServiceWare Loss or Covered Molloy Loss, as the case may be, shall have been finally determined by a court of competent jurisdiction with no appeal taken or with the time for appeal having passed. If a Covered ServiceWare Loss has occurred for which payment is required pursuant to the preceding sentence, ServiceWare shall so notify the Molloy Holders in writing specifying
(x) the number of shares of ServiceWare Common Stock and ServiceWare Series E Preferred Stock required to be delivered by each Molloy Holder if the entire amount as to which ServiceWare is entitled to indemnification hereunder were to be paid in ServiceWare Common Stock and ServiceWare Series E Preferred Stock and
(y) the cash payment required to be made by each Molloy Holder if the entire amount as to which ServiceWare is entitled to indemnification hereunder were to be paid in cash, and each Molloy Holder shall make such payment, in cash or through the surrender of ServiceWare Common Stock or ServiceWare Series E Preferred Stock within 10 days after delivery of such notice. If, within such 10-day period, ServiceWare has not received the entire payment from each Molloy Holder in cash or through the surrender of ServiceWare Common Stock or ServiceWare Series E Preferred Stock, ServiceWare may treat the shares of ServiceWare Common Stock and ServiceWare Series E Preferred Stock equivalent to the amount for which cash payment was not made and held by each Molloy Holder to the extent he or it did not pay in cash or through surrender of such shares as being no longer outstanding for any purpose at such time.

         (d) "Fair Market Value" means: (i) if the ServiceWare Common Stock is listed on a national securities exchange reporting a closing trade price, the average of the closing trade prices for the ServiceWare Common Stock on the principal such exchange on which the ServiceWare Common Stock is listed reported by Bloomberg Financial Markets ("Bloomberg") for the ten trading days preceding the date of determination, (ii) if the ServiceWare Common Stock is not listed on a securities exchange reporting a closing trade price, but is traded in the over-the-counter market, the last closing bid price of the ServiceWare Common Stock reported by Bloomberg (or if no closing bid price is reported by Bloomberg, the average of the bid prices of any market makers for the ServiceWare Common Stock as reported in the "pink sheets" by the National Quotation Bureau, Inc.) for the ten trading days preceding the date of determination, or (iii) if the ServiceWare Common Stock is not listed on a national securities exchange or in the over-the-counter market, the amount resulting by dividing (a) the highest price for which ServiceWare could be sold as a going concern to an independent third party, assuming a reasonable time (up to 12 months) to accomplish such sale, by (b) the number of shares of ServiceWare Common Stock then outstanding on an as converted basis and taking into account outstanding ServiceWare Common Stock Warrants and vested options to purchase ServiceWare Common Stock (net of the exercise price therefor). In order to determine the Fair Market Value under clause (iii) above, ServiceWare and the Representative, shall use their best efforts to reach an agreement on the Fair Market Value. If such parties are unable to reach an agreement within a reasonable amount of time (not to exceed 30 business days), such parties will use their best efforts to agree upon the selection of an independent appraiser or investment banking firm within 20 business days after giving of notice that requires a determination of Fair Market Value. Such appraiser or investment banking firm will have 20 business days in which to determine the Fair Market Value, and its determination will be final and binding on all parties concerned. All costs of such determination shall be borne by the party (ServiceWare or the Molloy Holders) that proposed a fair market value furthest from the Fair Market Value determined by the appraiser or investment banking firm.

         Section 9.04 Threshold and Cap. ServiceWare shall not be entitled to any indemnification under Section 9.01, and the Molloy Holders shall not be entitled to indemnification under Section 9.02, (i) unless the amount of all Covered ServiceWare Losses or Covered Molloy Losses, respectively, exceeds $250,000 (calculated on a cumulative and not a per item basis, and, as to Covered Molloy Losses, calculated as to all Molloy Holders) and then only with respect to the excess over such $250,000 or (ii) in excess of the Fair Market Value of the aggregate number of shares of ServiceWare Common Stock and ServiceWare Series E Preferred Stock issued or issuable in connection with the Merger (the "Maximum Recovery Amount").

         Section 9.05 Amount of Indemnification.

         (a) The amount of any Covered ServiceWare Losses or Covered Molloy Losses shall be determined (i) net of any benefit (including any tax benefit if and when actually realized as an offset by any tax burden resulting from the matter for which a claim is asserted or from the indemnification; provided,that no indemnified party shall be required solely for the purpose of realizing a benefit to take any tax position that could have an adverse effect on such indemnified party if taken and (ii) net of any amounts recovered or recoverable in respect thereof or in connection therewith under any one or more policies of insurance maintained by ServiceWare or the Continuing Corporation, on the one hand, or a Molloy Holder, on the other hand, as the case may be, or any third party by or on behalf of (x) ServiceWare or the Continuing Corporation (or their successors or assigns) in the case of a Covered ServiceWare Loss or (y) a Molloy Holder (or its successor or assigns) in the case of a Covered Molloy Loss

         (b) Neither ServiceWare nor any Molloy Holder shall be entitled to any indemnity for any Covered ServiceWare Loss or Covered Molloy Loss, as the case may be, to the extent that the existence of such loss, the breach of covenant or warranty or the falsity of the representation upon which such loss would be based is disclosed in the Molloy Disclosure Schedule (in the case of a Covered ServiceWare Loss) or the ServiceWare Disclosure Schedule (in the case of a Covered Molloy Loss) or which is disclosed in a written notice furnished to the indemnified party prior to the Closing; provided, however, that any such misrepresentation or breach of warranty or covenant so disclosed after the execution and delivery of this Agreement and prior to the Closing shall not affect the right of ServiceWare or Molloy, as the case may be, to elect not to close the transactions contemplated by this Agreement to the extent provided in
Article VII hereof (it being understood and agreed that if, despite such right of the ServiceWare or Molloy to elect not to close by reason of the misrepresentation or breach so disclosed, ServiceWare or Molloy nevertheless elects to close, thereby waiving such misrepresentation or breach, ServiceWare or the Molloy Holder, as the case may be, shall thereafter have no indemnity right by reason of any such misrepresentation or breach of warranty or covenant).

         (c) In the event that the effect of any misrepresentation of Molloy or ServiceWare or any breach of warranty or covenant of Molloy or ServiceWare contained in this Agreement or any document executed and delivered pursuant hereto is that the amount of assets of Molloy or ServiceWare has been overstated or the amount of liabilities of Molloy or ServiceWare has been understated as of the end of any fiscal period, the Covered ServiceWare Losses or Covered Molloy Losses, as the case may be, caused by such overstatement or understatement shall in no event exceed the net amount of such overstatement and/or understatement, without adjustment for estimated impacts on future earnings.

         (d) In the event of any Covered ServiceWare Loss, the Molloy Holders shall be entitled to credit or offset against any such liability an amount equal to (i) any windfall and other contingent assets of Molloy, and the amount of any windfall reduction of non-cancellable contractual obligations payable by Molloy (without a corresponding loss of benefit) resulting from an occurrence prior to the Closing Date, which in any such case is not recorded as an asset or liability on the Molloy Balance Sheet and in respect of which ServiceWare or the Continuing Corporation derives a financial benefit after the Closing Date, and
(ii) the net overstated liabilities of Molloy. In the event of any Covered Molloy Loss, ServiceWare shall be entitled to credit or offset against any such liability an amount equal to (i) any windfall and other contingent assets of ServiceWare, and the amount of any windfall reduction of non-cancellable contractual obligations payable by ServiceWare (without a corresponding loss of benefit) resulting from an occurrence prior to the Closing Date, which in any such case is not recorded as an asset or liability on the ServiceWare Balance Sheet and in respect of which ServiceWare or the Continuing Corporation derives a financial benefit after the Closing Date, and (ii) the net overstated liabilities of ServiceWare.

         (e) It is specifically understood and agreed that in the event a misrepresentation or breach of warranty or covenant is discovered by ServiceWare or a Molloy Holder after the Closing, the remedy of the ServiceWare or such Molloy Holder, as the case may be, shall be limited to the indemnity forth in this Article IX and such party shall not be entitled to a rescission of this Agreement or any other damages.

         Section 9.06. Notice and Defense. If at any time ServiceWare shall receive notice of any Covered ServiceWare Loss, ServiceWare shall promptly give written notice thereof to the Representative, and if at any time any Molloy Holder shall receive notice of any Covered Molloy Loss, such Molloy Holder shall promptly give written notice thereof to the Representative and to ServiceWare; provided that a delay in giving notice shall only relieve the indemnifying party of liability to the extent such indemnifying party suffers actual prejudice because of the delay. Any such notice shall set forth with reasonable specificity (i) the basis under this Agreement, and the facts that otherwise form the basis, of such claim, (ii) an estimate of the amount of such claim (which estimate shall not be conclusive of the final amount of such claim) and an explanation of the calculation of such estimate, including a statement of any significant assumptions employed therein, and (iii) the date on and manner in which the party delivering such notice became aware of the existence of such claim. With respect to any claim giving rise to a Covered ServiceWare Loss, ServiceWare shall have the right, but not the obligation to participate at its own expense in a defense of such claim by counsel of its own chosing, but the Representative shall be entitled to control the defense; provided, however, that the Representative shall not, without the consent of ServiceWare, which consent shall not unreasonably be withheld, settle, compromise, pay or discharge the same except by order of a court of competent jurisdiction. With respect to any claim giving rise to a Covered Molloy Loss, the Representative shall have the right, but not the obligation to participate at the expense of the Molloy Holders in a defense of such claim by counsel of its own chosing, but ServiceWare shall be entitled to control the defense; provided, however, that ServiceWare shall not, without the consent of the Representative, which consent shall not unreasonably be withheld, settle, compromise, pay or discharge the same except by order of a court of competent jurisdiction. If the indemnified party does not consent to any bona fide settlement or compromise proposed by the indemnifying party, the indemnifying party shall be liable for indemnification hereunder only to the lesser of the final judgment against the indemnified party or the amount proposed to be paid in the settlement.

                                    ARTICLE X

                                  MISCELLANEOUS

         Section 10.01 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile (which is confirmed) or mailed by registered certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to ServiceWare or Sub, to

                           ServiceWare, Inc.
                           333 Allegheny Ave.
                           Oakmont, PA 15139
                           Attn:  Chief Executive Officer
                           Fax:  412-826-0577

                           with a copy to:
                           Morgan, Lewis & Bockius LLP
                           One Oxford Center, 32nd floor
                           Pittsburgh, PA  15219
                           Attention:   Marlee S. Myers, Esquire
                           Fax:  412-560-3399

         (b)      if to Molloy, to

                           Molloy Group, Inc.
                           Four Century Drive
                           Parsippany, NJ  07054
                           Attention:  Bruce Molloy
                           Fax:

                           with a copy to

                           Golenbock, Eiseman, Assor & Bell
                           437 Madison Avenue
                           New York, NY  10022
                           Attn:  Lawrence M. Bell
                           Fax:  212-754-0330

         Section 10.02 Interpretation. When a reference is made in this Agreement to Articles, Sections, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

         Section 10.03 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         Section 10.04 Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Sections 6.09 and 9.02, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         Section 10.05 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to any applicable conflicts of law.

         Section 10.06 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (whether by operation of law or otherwise) by Molloy without the prior written consent of ServiceWare or by ServiceWare or Sub without the prior written consent of Molloy. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

IN WITNESS WHEREOF, ServiceWare, Sub and Molloy have caused this Agreement to be signed by their respective officers thereunto, duly authorized as of the date first written above.

                                         SERVICEWARE, INC.



                                         By:
                                            ------------------------------------

                                         Title:
                                               ---------------------------------


                                         MOLLOY ACQUISITION CORPORATION



                                         By:
                                            ------------------------------------

                                         Title:
                                               ---------------------------------


                                         MOLLOY GROUP, INC.



                                         By:
                                            ------------------------------------

                                         Title:
                                               ---------------------------------

                             EXHIBITS AND SCHEDULES


      Exhibit
      -------
        A-1           Form of Molloy Principal Stockholder Agreement
        A-2           Form of ServiceWare Principal Shareholder Agreement
         B            Amended and Restated Articles of Incorporation of ServiceWare
         C            [Reserved]
         D            Form of Molloy Holders' Representation Letter
         E            Series D Convertible Preferred Stock Purchase Agreement
         F            Shareholders' Agreement of ServiceWare
         G            Registration Rights Agreement of ServiceWare
         H            Consulting Agreement between ServiceWare and Bruce Molloy
         I            Assignment of Patent from Bruce Molloy to ServiceWare
         J            License Agreement between ServiceWare and Bruce Molloy
         K            Noncompetition Agreement
         L            Opinion of Golenbock, Eiseman, Assor & Bell
         M            Opinion of Morgan, Lewis & Bockius LLP

     Schedules
     ---------
         1            Schedule of Projected Molloy Bookings
                      Molloy Disclosure Schedule
                      ServiceWare Disclosure Schedule


      Annexes
      -------
         A            Molloy Representatives
         B            Allocation Schedule